SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933



CONSOLIDATED MEDICAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

MONTANA
(State or other jurisdiction of incorporation or organization)

82-0369233
(I.R.S. Employer Identification No.)

13005 JUSTICE AVENUE, BATON ROUGE, LA 70816
(Address of principal executive offices, including zip code)

1998 NON-QUALIFIED STOCK OPTION PLAN NO. 2
(Full title of the plans)

LAMAR LASTER, CHAIRMAN
13005 JUSTICE AVENUE, BATON ROUGE, LA 70816
(Name, address, including zip code, of agent for service)

(504) 292-3100
Telephone number, including area code, of agent for service


CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
Title of                               Maximum        Maximum
Securities           Amount            Offering       Aggregate   Amount of
to be                to be             Price Per      Offering    Registration
Registered(2)        Registered        Share          Price       Fee

Common Stock         1,500,000         $4.125(1)      $6,187,500  $1,826
$.001 par value

     (1)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933 and is calculated on the basis of the average of the bid and asked price of the common stock as of November 20, 1998.

     (2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, as amended.

     2.     All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 1997.

     3. The description of the Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not applicable.

Item 6.     Indemnification of Directors and Officers.

     Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act expressly authorizes a Montana corporation to indemnify its directors, officers, employees, and agents against claims or liabilities arising out of such persons' conduct in such capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits. The following exhibits are attached to this Registration Statement:

     SEC
     Reference
     Exhibit No.         No.            Description of Exhibit

     4.01                4              1998 Non-Qualified Stock Option Plan
                                        No. 2
     4.02                4              Form of option certificate

     5.01             5 & 3             Opinion of Ronald N. Vance, including
                                        consent of Mr. Vance, with respect to
                                        the legality of the issuance of
                                        securities being issued

    23.01               23              Consent of Independent Certified Public
                                        Accountants


Item 9.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities being offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baton Rouge, State of Louisiana, on the 19th day of October 1998.

                                   Consolidated Medical Management, Inc.

     By /s/ Sunni M. Wooley, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                         Date


/s/ Sunni M. Wooley          Director, Principal           October 19, 1998
                             Accounting Officer,
                             and Principal Financial
                             Officer

/s/ LaMar Laster             Director                      October 19, 1998


/s/ Peggy Behrens            Director                      October 19, 1998


Lynn Simon                   Director                      October ___ 1998


Dale Bachman                 Director                      October ____ 1998


EXHIBIT NO. 4.01

CONSOLIDATED MEDICAL MANAGEMENT, INC.

1998 NON-QUALIFIED STOCK OPTION PLAN NO. 2

     Consolidated Medical Management, Inc., a Montana corporation, (the "Company"), hereby adopts this 1998 Non-Qualified Stock Option Plan No. 2 (the "Plan") this 7th day of October 1998, under which options to acquire stock of the Company may be granted from time to time to employees and consultants of the Company or its subsidiaries, if any. In addition, at the discretion of the board of directors, options to acquire stock of the Company may from time to time be granted under this Plan to other individuals who contribute to the success of the Company or its subsidiaries, if any, and are not employees of the Company, all on the terms and conditions set forth herein.

     1. PURPOSE OF THE PLAN. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is designed to aid the Company in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who are perceived by management as having contributed to the success of the Company or who are important to the continued business and operations of the Company. The above aims will be effectuated through the granting of options ("Options") to purchase shares of common stock of the Company, par value $.001 per share (the "Stock"), subject to the terms and conditions of this Plan.

     2. EFFECTIVE DATE. The Plan shall become effective immediately on adoption by the board of directors of the Company (the "Board").

     3. ADMINISTRATION OF THE PLAN. Administration of the Plan shall be by the Board. Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of the Plan or specific administrative duties with respect to the Plan, on such terms and to such committees of the Board as it deems proper; provided however, that if less than the entire Board is administering the Plan or grants under the Plan, action may be taken only by a committee of two or more "disinterested directors" as that term is defined in Rule 16b-3, and the regulations and releases thereunder all as promulgated by the Securities and Exchange Commission under authority of the Securities Exchange Act of 1934, as amended. Any option approved by the Board shall be approved by a majority vote of those members of the Board in attendance at a meeting at which a quorum is present. Any option approved by a committee designated by the Board shall be approved as specified by the Board at the time of delegation. The interpretation and construction of the terms of the Plan by the Board or a duly authorized committee shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Board or duly authorized committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

     4. SHARES OF STOCK SUBJECT TO THE PLAN. A total of one million five hundred thousand (1,500,000) shares of Stock may be subject to, or issued pursuant to, Options granted under the terms of this Plan. Any shares subject to an Option under the Plan, which Option for any reason expires or is forfeited, terminated, or surrendered unexercised as to such shares, shall be added back to the total number of shares reserved for issuance under the terms of this Plan, and if any right to acquire Stock granted under the Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of Stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

     5. RESERVATION OF STOCK ON GRANTING OF OPTION. At the time of granting any Option under the terms of this Plan, there will be reserved for issuance on the exercise of the Option the number of shares of Stock of the Company subject to such Option. The Company may reserve either authorized but unissued shares or issued shares that have been reacquired by the Company.

     6. ELIGIBILITY. Options under the Plan may be granted to employees, including officers, and directors of the Company or its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company, but performed bona fide services to the Company, as may be deemed in the best interest of the Company by the Board or a duly authorized committee. Such services to the Company or a subsidiary shall not be in connection with the offer or sale of securities in a capital-raising transaction. Such Options shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Board or a duly authorized committee, all as may be within the general provisions of this Plan.

     7.     TERM OF OPTIONS AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.

          (a) Each Option shall have the term established by the Board or duly authorized committee at the time the Option is granted but in no event may an Option have a term in excess of five (5) years.

          (b) The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the written provisions of the Option.

          (c) Unless otherwise specifically provided by the written provisions of the Option, no holder or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until the holder exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only to the extent of the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date the Stock subject to the Option is acquired by the holder.
          (d) Options under the Plan shall vest and become exercisable at such time or times and on such terms as the Board or a duly authorized committee may determine at the time of the grant of the Option.

          (e) Options granted under the Plan shall contain such other provisions, including, without limitation, further restrictions on the vesting and exercise of the Option, as the Board or a duly authorized committee shall deem advisable.

          (f) In no event may an Option be exercised after the expiration of its term.

     8. EXERCISE PRICE. The exercise price of each Option issued under the Plan shall be determined by the Board or a duly authorized committee on the date of grant.

     9. PAYMENT OF EXERCISE PRICE. The exercise of any Option shall be contingent on receipt by the Company of cash, certified bank check to its order, or other consideration acceptable to the Company; provided, that at the discretion of the Board or a duly authorized committee, the written provisions of the Option may provide that payment can be made in whole or in part in shares of Stock of the Company, which Stock shall be valued at its then fair market value as determined by the Board or a duly authorized committee on the date of exercise, or by the surrender or cancellation of other rights to Stock of the Company. Any consideration approved by the Board or a duly authorized committee, that calls for the payment of the exercise price over a period of more than one year shall provide for interest, which shall not be included as part of the exercise price, that is equal to or exceeds the imputed interest provided for in section 483 of the Code or any amendment or successor section of like tenor.

     10. WITHHOLDING. If the grant or exercise of an Option pursuant to this Plan is subject to withholding or other trust fund payment requirements of the Code or applicable state or local laws, such requirements may, at the discretion of the Board or a duly authorized committee and to the extent permitted by the terms of the Option and the then governing provisions of the Code and the Exchange Act, be met (i) by the holder of the Option either delivering shares of Stock or canceling Options or other rights to acquire Stock with a fair market value equal to such requirements; (ii) by the Company withholding shares of Stock subject to the Option with a fair market value equal to such requirements; or (iii) by the Company making such withholding or other trust fund payment and the Option holder reimbursing the Company such amount paid within 10 days after written demand therefor from the Company. If the holder is permitted by the terms of the option and uses (ii) above to pay the withholding tax by having the Company withhold shares of Common Stock issuable on exercise of options, the holder must either (i) make an irrevocable election to have the shares withheld at least six months in advance of the exercise of the option or (ii) exercise the option and make the withholding election during the period beginning on the third business day following the date of public release of the quarterly or annual financial information of the Company and ending on the twelfth business day following such date.

     11. DILUTION OR OTHER ADJUSTMENT. In the event that the number of shares of Stock of the Company from time to time issued and outstanding is increased pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be increased proportionately, with no increase in the total purchase price of the shares then so covered, and the number of shares of Stock subject to the Plan shall be increased by the same proportion. In the event that the number of shares of Stock of the Company from time to time issued and outstanding is reduced by a combination or consolidation of shares, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be reduced proportionately, with no reduction in the total purchase price of the shares then so covered, and the number of shares of Stock subject to the Plan shall be reduced by the same proportion. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of section 355 of the Code or any amendment or successor statute of like tenor, then the total purchase price of the Stock then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Stock of the Company plus the stock distributed in respect thereof. In the event that the Company distributes the stock of a subsidiary to its shareholders, makes a distribution of a major portion of its assets, or otherwise distributes significant portion of the value of its issued and outstanding Stock to its shareholders, the number of shares then subject to each outstanding Option and the Plan, or the exercise price of each outstanding Option, may be adjusted in the reasonable discretion of the Board or a duly authorized committee. All such adjustments shall be made by the Board or duly authorized committee, whose determination upon the same, absent demonstrable error, shall be final and binding on all participants under the Plan. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this section shall be eliminated from the respective Option. No adjustment shall be made for cash dividends, for the issuance of additional shares of Stock for consideration approved by the Board, or for the issuance to stockholders of rights to subscribe for additional Stock or other securities.

     12. OPTIONS TO FOREIGN NATIONALS. The Board or a duly authorized committee may, in order to fulfill the purposes of this Plan and without amending the Plan, grant Options to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Options made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to provide such individuals with essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

     13. ASSIGNMENT. No Option granted under this Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code. Except as permitted by the foregoing, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions thereof, or on the levy of any attachment or similar process on such rights and privileges, the Option and such rights and privileges shall immediately become null and void.

     14. EFFECT OF TERMINATION OF EMPLOYMENT. In the event that any holder is terminated or resigns from his or her position with the Company or a subsidiary within six months of the grant of an award, any unexercised portion of such Option shall immediately become null and void and such holder shall have no further rights thereunder. In the event that any officer or employee of the Company or a subsidiary is terminated at any time for, in the determination of the Board or a duly authorized committee, gross negligence in the performance of his or her duties, substantial failure to meet written standards established by the Company for the performance of his or her duties, criminal misconduct, or willful or gross misconduct in the performance of his or her duties, the Board or a duly authorized committee may cancel any and all rights such individual may have in the unexercised portion of any Option held at the time of termination. The Board or a duly authorized committee may, at the time of the grant of the Option, establish any other restrictions on the exercise of such Option subsequent to the termination or resignation of any individual that it deems appropriate. The foregoing paragraph shall not apply to consultants who are issued options.

     15. LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     16. EXPIRATION AND TERMINATION OF THE PLAN. The Plan may be abandoned or terminated at any time by the Board or a duly authorized committee except with respect to any Options then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is: (i) ten years after the date the Plan is adopted by the Board; or (ii) ten years after the date the Plan is approved by the shareholders of the Company.

     17. FORM OF OPTIONS. Options granted under the Plan shall be represented by a written agreement which shall be executed by the Company and the holder and which shall contain such terms and conditions as may be determined by the Board or a duly authorized committee and permitted under the terms of this Plan.

     18. NO RIGHT OF EMPLOYMENT. Nothing contained in this Plan or any Option awarded pursuant to this Plan shall be construed as conferring on a director, officer, or employee any right to continue or remain as a director, officer, or employee of the Company or its subsidiaries.

     19. AMENDMENT OF THE PLAN. This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. Subject to the foregoing and the limitations, the Board or a duly authorized committee may modify and amend the Plan in any respect.

     The foregoing Plan was duly adopted by the Board of Directors on the 7th day of October 1998.

                     /s/ Secretary


EXHIBIT 4.02
NON-QUALIFIED STOCK OPTION

     THIS NON-QUALIFIED STOCK OPTION (the "Option") is granted this________ day of __________________ 1998, by Consolidated Medical Management, Inc., a Montana corporation, (the "Company") pursuant to a resolution of the Board of Directors of the Company, under the terms of the 1998 Non-Qualified Stock Option Plan No. 2 of the Company (the "Plan") to ______________________ ("Optionee").

RECITALS:

     WHEREAS, the Company has engaged Optionee to provided services to the Company and as compensation for which the Company has agreed to issue Optionee options to purchase up to ____________________ shares of the Company's common stock, par value $.001 (the "Common Stock"); and

     WHEREAS, the Company has agreed to issue the Options pursuant to its Plan and to register the shares of Common Stock issuable on exercise of the Options under an S-8 registration statement filed with the Securities and Exchange Commission.

     NOW, THEREFORE, in consideration of the mutual terms and conditions of this Option, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby irrevocable grants to Optionee the right and option to purchase all or any part of an aggregate of ____________________ shares of Common Stock on the terms and conditions hereof.

     2. Exercise Price. The exercise price of this Option shall be $___________ per share.

     3. Term of Option. Subject to the other provisions contained herein, the Option may be exercised, in whole or in part, at any time prior to 12:00 midnight __________ years from the date of this Option.

     4. Shareholder's Rights. The Optionee shall have the rights of a shareholder only with respect to Common Stock fully paid for by Optionee under this Option.

     5. Persons Entitled to Exercise. During the Optionee's lifetime, this Option can only be exercised by the Optionee, and neither this Option nor any right hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option nor any right hereunder shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, assignment, pledge, hypothecation, or other transfer of this Option or any right hereunder, or in the event of any levy, attachment, execution, or similar process, this Option and all rights granted hereunder shall be immediately null and void.

     6. Adjustment to Number of Shares of Common Stock. The number of shares of Common Stock subject to this Option shall be adjusted to take into account any stock split, stock dividend, or recapitalization of the Common Stock of the Company as provided in the Plan.

     7. Method of Exercise. This Option may be exercised, in accordance with all of the terms and conditions set forth in this Option and the Plan, by delivery of a notice of exercise, a form of which is attached hereto as Exhibit "A" and incorporated herein by this reference, setting forth the number of Options to be exercised together with either:

          a. A certified check or bank check payable to the order of the Company in the amount of the full exercise price of the Common Stock being purchased;

          b. Shares of Common Stock of the Company already owned by the Optionee equal to the exercise price with the Common Stock valued at its fair market value based on the closing bid quotation for such stock on the close of business on the day last preceding the date of the exercise of such Option, as reported on the OTC Bulletin Board, or if not quoted on the OTC Bulletin Board, then as determined by the Company through any other reliable means of determination available on the close of business on the day last preceding the date of such exercise;

          c. Options or other rights to purchase Common Stock valued at the amount by which the closing bid quotations (as determined in accordance with subparagraph (b) above) of the Common Stock subject to options or other rights exceeds the exercise or purchase price provided on such options or rights; or

          d. Cancellation of debt owed by the Company to the Optionee, including debt incurred for professional services rendered, employment relationships, or otherwise, upon presentation of an invoice for services provided to the Company.

As soon as practicable after receipt by the Company of such notice, a certificate or certificates representing such shares of Common Stock shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. If this Option is not exercised with respect to all Common Stock subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of shares of Common Stock with respect to which this Option shall not have been exercised.

     8. Availability of Shares. During the term of this Option, the Company shall at all times keep available for issuance the number of shares of Common Stock subject to this Option.

     9. Limitations on Right to Exercise. If the Board of Directors, in its sole discretion, shall determine that it is necessary or desirable to list, register, or qualify the Common Stock under any state or federal law, this Option may not be exercised, in whole or in part, until such listing, registration, or qualification shall have been obtained free of any conditions not acceptable to the board.

     10. Restrictions on Transfer. The Option and the Common Stock subject to the Option (collectively referred to as the "Securities") are subject to registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities statutes. Optionee acknowledges that unless a registration statement with respect to the Securities is filed and declared effective by the Securities and Exchange Commission, and the appropriate state governing agency, the Securities have or will be issued in reliance on specific exemptions from such registration requirements for transactions by an issuer not involving a public offering and specific exemptions under state statutes. Any disposition of the Securities may, under certain circumstances, be inconsistent with such exemptions. The Securities may be offered for sale, sold, or otherwise transferred only if (i) registered under the Securities Act, and in some cases, under the applicable state securities acts, or, if not registered, (ii) only if pursuant to an exemption from such registration requirements and only after the Optionee provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some states, specific conditions must be met or approval of the securities regulatory authorities may be required before any such offer or sale. If Rule 144 is available (and no assurance is given that it would be), only routine sales of the Common
Stock in limited amounts can be made after one year following the acquisition date of the Securities, as determined under Rule 144(d), in accordance with the terms and conditions of Rule 144. The Company is under no obligation to make Rule 144 available. In the event Rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before the Optionee can sell, transfer, or otherwise dispose of the Securities without registration.

     If the Securities are not registered, the Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and warranties set forth in this paragraph and agree to the same conditions with respect to such Securities as are set forth herein. The Company may further refuse to transfer the Securities if certain circumstances are present reasonably indicating that the proposed transferee's representations are not accurate. In any event, in the absence of an effective registration statement covering the Securities, the Company may refuse to consent to any transfer in the absence of an opinion of legal counsel, satisfactory to and independent of counsel of the Company, that such proposed transfer is consistent with the above conditions and applicable securities laws.

     11. Record Owner. The Company may deem the Optionee as the absolute owner of this Option for all purposes. This Option is exercisable only by the Optionee or by the Optionee's duly designated or appointed representative. This Option is not assignable except as set forth in the Plan.

     12. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the State of Utah.

     IN WITNESS WHEREOF, the parties hereto have executed this document the day and year firs above written.

Company:Consolidated Medical Management, Inc.


     By

     Its

Optionee:
     Signature

EXHIBIT "A"

FORM OF EXERCISE
(To be signed only upon exercise of Option)
To: Consolidated Medical Management, Inc.

     The undersigned, the owner of the attached Option, hereby irrevocable elects to exercise the purchase rights represented by the Option for, and to purchase thereunder, _____________ shares of Common Stock of Consolidated Medical Management, Inc. Enclosed is payment in the amount of $_______________ as the exercise price of the Common Stock to be acquired. Please have the certificate(s) registered in the name of ___________________________________ and delivered to
___________________________________________.  If this exercise does not include all of the Common Stock covered by the attached Option, please deliver a new Option of like tenor for the balance of the Common Stock to the undersigned at the foregoing address.

     DATED this ______ day of __________ 19___.



     Signature of Optionee


EXHIBIT NO. 5.01

RONALD N. VANCE, P.C.
ATTORNEY AT LAW
57 West 200 South
Suite 310
Salt Lake City, UT  84101

November 23, 1998

Board of Directors
Consolidated Medical Management, Inc.
13005 Justice Avenue
Baton Rouge, LA 70816

     Re: Consolidated Medical Management, Inc.; Registration Statement on Form
S-8

Gentlemen:

     I have been retained by Consolidated Medical Management, Inc. (the "Company") in connection with the registration statement (the "Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In connection with this request, I have examined the following:

     1.Articles of Incorporation of the Company, and amendments thereto; 2.Bylaws of the Company;
     3.Unanimous consent resolutions of the Company's board of directors; 4.The Registration Statement; and
     5.The Company's 1998 Non-Qualified Stock Option Plan No. 2.

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.
     Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and nonassessable under corporate laws of the state of Montana.

     This opinion is limited in scope to the shares to be issued pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future. Such transactions are required to be included in either a new registration statement or a post-effective amendment to the Registration Statement, including updated opinions concerning the validity of issuance of such shares.

     Further, I consent to my name being included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

     Sincerely,

     Ronald N. Vance


EXHIBIT NO. 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Independent Auditors Consent


We consent to the incorporation by reference in Form S-8 of Consolidated Medical Management, Inc. of our report dated November 5, 1998 on the financial statements of Golden Maple Mining and Leaching Co, Inc. (now known as Consolidated Medical Management, Inc.) as of December 31, 1997 and 1996 and for the periods then ended, appearing in this current report on Form S-8, of Consolidated Medical Management, Inc.

ROBERTS, CHERRY AND COMPANY